                      SECURITIES AND EXCHANGE COMMISSION
                                      8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported)  March 7, 1997
                                   -------------



TELEPORT COMMUNICATIONS GROUP INC.
(Exact Name of Registrant as specified in its Charter)



Delaware                            0-20913          13-3173139
--------------------------------------------------------------------
(State or Other jurisdiction of    (Commission   (IRS Employer of
Incorporation)                     File Number)  Identification No.)


One Teleport Drive, Staten Island, New York       10311
--------------------------------------------------------------------
(Address of Principal Executive Offices)        (Zip Code)



Registrant's telephone number including area code      (718) 355-2000

ITEM 5. OTHER EVENTS

THE FOLLOWING IS A PRESS RELEASE DISTRIBUTION AS OF MARCH 7, 1997

FOR IMMEDIATE RELEASE


                   TELEPORT COMMUNICATIONS GROUP TO POSTPONE
                            DEBT AND EQUITY OFFERING



NEW YORK, NY -- Teleport Communications Group Inc. (NASDAQ/NM: TCGI) today announced that after evaluating current market conditions, it has decided to postpone considering an equity and debt offering. TCG had been contemplating an equity offering of approximately $200 million and approximately $350 million in debt financing for TCG's 1998 capital requirements, which was consistent with its business plans.

TCG will continue to assess market conditions to determine the most effective time and financing vehicle to increase the company's financial flexibility. TCG's current cash position sufficiently provides for its business plan into 1998.

Separately, the ownership of TCG by Continental Cablevision (US WEST Media Group) has been reduced to below 10 percent, thereby fulfilling the Department of Justice's June 30, 1997 divestiture requirement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.





Dated:  March 11, 1997        By: /s/ Maria Terranova-Evans
                                  ---------------------------------

                                Name:  Maria Terranova-Evans
                               Title:  Vice President and Controller
                                       (Principal Accounting Officer)